PRESS RELEASE - FOR IMMEDIATE RELEASE

              OMEGA ANNOUNCES THIRD QUARTER 2003 FINANCIAL RESULTS


     TIMONIUM, MARYLAND - OCTOBER 24, 2003 - Omega Healthcare Investors, Inc. (NYSE:OHI) today announced its results of operations for the quarter ended September 30, 2003. The Company reported net income available to common stockholders for the three-month period ended September 30, 2003 of $4 thousand or $0.00 per fully diluted common share on revenues of $20.9 million. This compares to a net loss of ($12.9) million or ($0.35) per fully diluted common share for the same period in the prior year. The Company also reported Funds From Operations ("FFO") on a fully diluted basis for the three months ended September 30, 2003 of $10.8 million or $0.20 per common share. The $10.8 million of FFO excludes the impact of a $4.3 million non-cash impairment charge in accordance with the guidelines for the calculation and reporting of FFO issued by the National Association of Real Estate Investment Trusts ("NAREIT").

     Revenues for the three-month period ended September 30, 2003 totaled $20.9 million, a decrease of $10.0 million from the same period in 2002. When excluding nursing home revenues of owned and operated assets, revenues decreased $3.2 million versus the three-month period ended September 30, 2002. The decrease was primarily the result of operator restructurings.

     Expenses for the three-month period ended September 30, 2003 totaled $17.3 million, a decrease of $23.6 million from the same period in 2002. When excluding nursing home expenses of owned and operated assets, expenses were $17.3 million for the three-month period ended September 30, 2003 versus $21.2 million for the same period in 2002. The $3.9 million decrease primarily resulted from a $4.3 million provision for impairment recorded during the third quarter of 2003, compared to a provision for impairment of $2.4 million and a provision for uncollectible mortgages, notes and accounts receivable of $5.2 million, both taken in the third quarter of 2002. In addition, interest expense decreased approximately $0.9 million from $6.4 million for the third quarter of 2002 to $5.5 million for the three-month period ended September 30, 2003.

     Nursing home expenses, net of nursing home revenues, for owned and operated assets for the three-month period ended September 30, 2003 were $19 thousand, a decrease of $12.9 million from the same period in 2002. The decrease was primarily a result of the decrease in the number of owned and operated facilities from eight at September 30, 2002 to one at September 30, 2003.

     A provision for impairment of $4.3 million was recorded for the three-month period ended September 30, 2003. The provision reduced the carrying value of a facility in the process of being closed to its estimated fair value less costs to dispose. The building is being actively marketed for sale; however, there can be no assurance if, or when, such sale will be completed or whether such sale will be completed on terms that allow the Company to realize the carrying value of the asset.

     During the three-month period ended September 30, 2003, the Company sold seven closed facilities in seven separate transactions. The Company realized proceeds of approximately $4.0 million, net of closing costs and other expenses, resulting in a gain of approximately $1.4 million.

     Funds from operations for the three-month period ended September 30, 2003, on a fully diluted basis, were $10.8 million or $0.20 per common share, an increase of $16.0 million, as compared to a deficit of ($5.1) million or ($0.21) per common share for the same period in 2002 due to the factors mentioned above. The $10.8 million of FFO excludes the impact of a $4.3 million non-cash impairment charge in accordance with the guidelines for the calculation and reporting of FFO issued by NAREIT. For further information, see the attached "Funds From Operations" schedule and notes.

     The Company believes that presentation of the Company's revenues and expenses, excluding nursing home owned and operated assets, provides a useful measure of the operating performance of the Company's core portfolio as a Real Estate Investment Trust ("REIT") in view of the disposition of all but one of the Company's owned and operated assets. For 2003, nursing home revenues, nursing home expenses, operating assets and operating liabilities for the Company's owned and operated properties are shown on a net basis on the face of the Company's consolidated financial statements. For 2002, nursing home revenues, nursing home expenses, operating assets and operating liabilities for the Company's owned and operated properties are shown separately on a gross basis on the face of the Company's consolidated financial statements.

PORTFOLIO DEVELOPMENTS

     Alterra Healthcare Corporation ("Alterra"). Alterra announced during the first quarter of 2003, that, in order to facilitate and complete its on-going restructuring initiatives, they had filed a voluntary petition with the U.S. Bankruptcy Court for the District of Delaware to reorganize under Chapter 11 of the U.S. Bankruptcy Code. At that time, the Company leased eight assisted living facilities (325 units) located in seven states to subsidiaries of Alterra.

     Effective July 7, 2003, the Company amended its Master Lease with a subsidiary of Alterra whereby the number of leased facilities was reduced from eight to five. The amended Master Lease has a remaining term of approximately ten years with an annual rent requirement of approximately $1.5 million. This compares to the 2002 annualized revenue of $2.6 million. The Company is in the process of negotiating terms and conditions to re-lease the remaining three properties. In the interim, Alterra will continue to operate the three facilities. The Amended Master Lease has been approved by the U.S. Bankruptcy Court in the District of Delaware.

     Claremont Healthcare Holdings, Inc. ("Claremont"). Claremont failed to pay base rent due on October 1, 2003 in the amount of $0.5 million. On October 10, 2003, the Company applied a security deposit in the amount of $0.5 million to pay Claremont's October rent payment and demanded that Claremont restore the $0.5 million security deposit. As of the date of this filing, the Company has additional security deposits in the form of cash in the amount of $0.5 million associated with Claremont. The Company continues to recognize revenue from Claremont on a cash-basis as it is received.

     Sun Healthcare Group, Inc. ("Sun"). Effective July 1, 2003, the Company re-leased five former Sun skilled nursing facilities ("SNFs") in the following three separate lease transactions: (i) a Master Lease of two SNFs in Florida, representing 350 beds, which Master Lease has a ten-year term and has an initial annual lease rate of $1.3 million; (ii) a Master Lease of two SNFs in Texas, representing 256 beds, which Master Lease has a ten-year term and has an initial annual lease rate of $800,000; and (iii) a lease of one SNF in Louisiana, representing 131 beds, which lease has a ten-year term and requires an initial annual lease rate of $400,000. Aggregate monthly contractual lease payments, under all three transactions, total approximately $208,000 and commenced July 1, 2003.

     On October 1, 2003, the Company re-leased three SNFs formerly leased by Sun. Specifically, the Company re-leased the three former Sun SNFs, located in California and representing 271 beds, to a new operator under a Master Lease which has a 15-year term and has an initial annual lease rate of $1.24 million.

     As a result of the October transitions mentioned above, Sun's contractual monthly rent, starting in October, was reduced approximately $0.1 million from approximately $2.0 million to approximately $1.9 million. For the month of October, Sun remitted approximately $1.51 million in lease payments (or $18.1 million annually) similar to what was paid on a monthly basis during the third quarter of 2003. Revenue from Sun continues to be recognized on a cash-basis as it is received. Rent received in October from the eight former Sun facilities mentioned above totaled approximately $0.31 million or $3.74 million annually.

     Separately, the Company continues its ongoing restructuring discussions with Sun. At the time of this filing, the Company cannot determine the timing or outcome of these discussions. There can be no assurance that Sun will continue to pay rent at any level, although, the Company believes that alternative operators would be available to lease or buy the remaining Sun facilities if an appropriate agreement is not completed with Sun.


DIVIDENDS

     As announced on September 23, 2003, the Company's Board of Directors declared its regular quarterly dividends for all classes of preferred stock to be paid November 17, 2003 to preferred stockholders of record on October 31, 2003. In addition, the Board declared the reinstatement of its common dividend to be paid November 17, 2003 to common shareholders of record on October 31, 2003.

     Series A and Series B preferred stockholders of record on October 31, 2003 will be paid dividends in the amount of approximately $0.5781 and $0.5390, per preferred share, respectively, on November 17, 2003. The Company's Series C preferred stockholder will be paid dividends of $2.50 per Series C preferred share on November 17, 2003. The liquidation preference for the Company's Series A, B and C preferred stock is $25.00, $25.00 and $100.00 per share, respectively. Regular quarterly dividends represent dividends for the period August 1, 2003 through October 31, 2003. Total dividend payments for all classes of preferred stock are approximately $5.0 million.

     Common stockholders of record on October 31, 2003 will be paid dividends in the amount of $0.15 per share on November 17, 2003. At the date of this release, the Company had approximately 37.2 million outstanding common shares.


CONFERENCE CALL

     The Company will be conducting a conference call on Friday, October 24, 2003, at 10 a.m. EDT to review the Company's 2003 third quarter results and current developments. To listen to the conference call via webcast, log on to www.omegahealthcare.com and click the "earnings call" icon on the Company's home page. Listening via webcast will require you to have Microsoft Media Player installed on your computer, which can be downloaded at no charge from the Company's website. Please allow up to 30 minutes prior to the call to download this software. Webcast replays of the call will be available on the Company's website for two weeks following the call. Additionally, a copy of this press release is available to investors on the "new releases" section of the Company's website.


                                   * * * * * *

     Omega is a Real Estate Investment Trust investing in and providing financing to the long-term care industry. At September 30, 2003, the Company owned or held mortgages on 216 skilled nursing and assisted living facilities with approximately 21,800 beds located in 28 states and operated by 34 third-party healthcare operating companies.


                        FOR FURTHER INFORMATION, CONTACT
                      Bob Stephenson, CFO at (410) 427-1700
                            ------------------------

This announcement includes forward-looking statements. All forward-looking statements included herein are based on information available to the Company on the date hereof. Such statements only speak as of the date hereof and the Company assumes no obligation to update such forward-looking statements. Actual results may differ materially from those reflected in such forward-looking statements as a result of a variety of factors, including, among other things:
(i) uncertainties relating to the operation of the Company's owned and operated assets, including those relating to reimbursement by third-party payors, regulatory matters and occupancy levels; (ii) uncertainties relating to the restructuring of Sun's remaining obligations and payment of contractual rents, regulatory and other changes in the healthcare sector, including without limitation, changes in Medicare reimbursement; (iii) changes in the financial position of the Company's operators; (iv) the ability of operators in bankruptcy to reject unexpired lease obligations, modify the terms of the Company's mortgages, and impede the ability of the Company to collect unpaid rent or interest during the pendency of a bankruptcy proceeding and retain security deposits for the debtor's obligations; (v) the availability and cost of capital;
(vi) competition in the financing of healthcare facilities; and (vii) other factors identified in the Company's filings with the Securities and Exchange Commission.

                       OMEGA HEALTHCARE INVESTORS, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                                                                        September 30,       December 31,
                                                                                            2003                2002
                                                                                        --------------------------------
                                                                                         (Unaudited)         (See note)
                                     ASSETS
Real estate properties
   Land and buildings at cost...................................................         $ 709,825            $ 669,188
   Less accumulated depreciation................................................          (133,344)            (117,986)
                                                                                        --------------------------------
     Real estate properties - net...............................................           576,481              551,202
   Mortgage notes receivable - net..............................................           120,314              173,914
                                                                                        --------------------------------
                                                                                           696,795              725,116
Other investments - net.........................................................            26,491               36,887
                                                                                        --------------------------------
                                                                                           723,286              762,003
Assets held for sale - net......................................................             2,091                2,324
                                                                                        --------------------------------
   Total investments............................................................           725,377              764,327
Cash and cash equivalents.......................................................             6,079               15,178
Accounts receivable - net.......................................................             2,599                2,766
Interest rate cap...............................................................             5,280                7,258
Other assets....................................................................             7,600                5,597
Operating assets for owned properties...........................................                 -                8,883
                                                                                        --------------------------------
   Total assets.................................................................         $ 746,935            $ 804,009
                                                                                        ================================

            LIABILITIES AND STOCKHOLDERS EQUITY
Revolving lines of credit.......................................................         $ 190,545            $ 177,000
Unsecured borrowings............................................................           100,000              100,000
Other long-term borrowings......................................................             6,945               29,462
Accrued expenses and other liabilities..........................................            18,075               13,234
Operating liabilities for owned properties......................................                 -                4,612
Operating assets and liabilities for owned properties- net......................               957                    -
                                                                                        --------------------------------
   Total liabilities............................................................           316,522              324,308
                                                                                        --------------------------------

Preferred stock.................................................................           212,342              212,342
Common stock and additional paid-in capital.....................................           484,918              484,766
Cumulative net earnings.........................................................           169,092              151,245
Cumulative dividends paid.......................................................          (431,123)            (365,654)
Unamortized restricted stock awards.............................................                 -                 (116)
Accumulated other comprehensive loss............................................            (4,816)              (2,882)
                                                                                        --------------------------------
   Total stockholders equity....................................................           430,413              479,701
                                                                                        --------------------------------
   Total liabilities and stockholders equity....................................         $ 746,935            $ 804,009
                                                                                        ================================

NOTE - The balance sheet at December 31, 2002 has been derived from the audited consolidated financial statements at that date, but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

                       OMEGA HEALTHCARE INVESTORS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                    Unaudited
                    (In thousands, except per share amounts)

                                                                                 Three Months Ended             Nine Months Ended
                                                                                    September 30,                 September 30,
                                                                                 2003           2002           2003           2002
                                                                                ---------------------         ---------------------
Revenues
  Rental income.................................................................$ 16,523    $ 16,472          $ 49,350    $ 47,569
  Mortgage interest income......................................................   3,465       5,301            11,346      15,899
  Other investment income - net.................................................     660       2,068             2,406       4,227
  Nursing home revenues of owned and operated assets............................       -       6,798                 -      40,756
  Litigation settlement.........................................................       -           -             2,187           -
  Miscellaneous.................................................................     278         243               990         759
                                                                                ---------------------         ----------------------
                                                                                  20,926      30,882            66,279     109,210
                                                                                ---------------------         ----------------------
Expenses
  Nursing home expenses of owned and operated assets............................       -      19,677                 -      56,862
  Nursing home revenues and expenses of owned and operated assets - net.........      19           -             1,457           -
  Depreciation and amortization.................................................   5,386       5,298            16,119      15,976
  Interest......................................................................   5,468       6,444            17,963      21,769
  General and administrative....................................................   1,493       1,576             4,425       5,065
  Legal.........................................................................     538         610             1,880       2,262
  State taxes...................................................................     153          54               472         270
  Provision for impairment......................................................   4,276       2,371             8,894       1,699
  Provision for uncollectible mortgages, notes and accounts receivable..........       -       5,219                 -       8,898
  Adjustment of derivatives to fair value.......................................       -        (348)                -        (946)
                                                                                ---------------------         ----------------------
                                                                                  17,333      40,901            51,210     111,855
                                                                                ---------------------         ----------------------

Income (loss) before gain on assets sold........................................   3,593     (10,019)           15,069      (2,645)
Gain on assets sold - net.......................................................       -       2,157             1,282       1,855
                                                                                ---------------------         ----------------------
Income (loss) from continuing operations........................................   3,593      (7,862)           16,351        (790)
Income (loss) from discontinued operations......................................   1,440           -             1,496      (3,155)
                                                                                ---------------------         ----------------------
Net income (loss)...............................................................   5,033      (7,862)           17,847      (3,945)
Preferred stock dividends.......................................................  (5,029)     (5,029)          (15,087)    (15,087)
                                                                                ---------------------         ----------------------
Net income (loss) available to common...........................................$      4    $(12,891)         $  2,760    $(19,032)
                                                                                =====================         ======================

Income (loss) per common share:
  Basic:
    Income (loss) from continuing operations....................................$  (0.04)   $  (0.35)         $   0.04    $  (0.47)
                                                                                =====================         ======================
    Net income (loss)...........................................................$      -    $  (0.35)         $      -    $  (0.56)
                                                                                =====================         ======================
  Diluted:
    Income (loss) from continuing operations....................................$  (0.04)   $  (0.35)         $   0.03    $  (0.47)
                                                                                =====================         ======================
    Net income (loss)...........................................................$      -    $  (0.35)         $   0.07    $  (0.56)
                                                                                =====================         ======================

Dividends declared and paid per common share....................................$   0.15    $      -          $   0.15    $      -
                                                                                =====================         ======================

Weighted-average shares outstanding, basic......................................  37,193      37,133            37,164      33,930
                                                                                =====================         ======================
Weighted-average shares outstanding, diluted....................................  38,617      37,133            38,587      33,930
                                                                                =====================         ======================

Components of other comprehensive income:
  Unrealized gain on Omega Worldwide, Inc.......................................$      -    $    411          $      -    $    969
                                                                                =====================         ======================
  Unrealized gain (loss) on hedging contracts...................................$  1,218    $ (1,318)         $ (1,934)   $   (952)
                                                                                =====================         ======================

Total comprehensive income......................................................$  6,251    $ (8,769)         $ 15,913    $ (3,928)
                                                                                =====================         ======================

                        OMEGA HEALTHCARE INVESTORS, INC.
                              FUNDS FROM OPERATIONS
                                    Unaudited
                    (In thousands, except per share amounts)

                                                                                 Three Months Ended             Nine Months Ended
                                                                                    September 30,                 September 30,
                                                                                 2003           2002           2003           2002
                                                                                ---------------------         ---------------------
Net income (loss) available to common...........................................$      4    $(12,891)         $ 2,760     $(19,032)
  Deduct gain from real estate dispositions.....................................  (1,440)     (2,157)          (2,778)      (1,855)
  Add back impairment charge....................................................   4,276       2,371            8,894        4,854
                                                                                ---------------------         ----------------------
    Sub-total...................................................................   2,840     (12,677)           8,876      (16,033)
Elimination of non-cash items included in net income (loss):
  Depreciation..................................................................   5,347       5,254           15,995       15,843
  Amortization..................................................................      39          44              124          133
  Adjustment of derivatives to fair value.......................................       -        (348)               -         (946)
                                                                                ---------------------         ----------------------
Funds from operations, basic....................................................   8,226      (7,727)          24,995       (1,003)
Series C Preferred Dividends....................................................   2,621       2,621            7,863        7,863
                                                                                ---------------------         ----------------------
Funds from operations, diluted..................................................$ 10,847    $ (5,106)         $32,858     $  6,860
                                                                                =====================         ======================

Weighted-average common shares outstanding, basic...............................  37,193      37,133           37,164       33,930
  Assumed conversion of Series C Preferred Stock................................  16,775      16,775           16,775       16,775
  Assumed exercise of stock options.............................................   1,423       1,154            1,423        1,154
                                                                                ---------------------         ----------------------
Weighted-average common shares outstanding, diluted.............................  55,391      55,062           55,362       51,859
                                                                                =====================         ======================

FFO per share, basic............................................................$   0.22    $  (0.21)         $  0.67     $  (0.03)
                                                                                =====================         ======================
FFO per share, diluted *........................................................$   0.20    $  (0.21)         $  0.59     $  (0.03)
                                                                                =====================         ======================
Adjusted funds from operations:
  Funds from operations, diluted................................................$ 10,847    $ (5,106)         $32,858     $  6,860
  Deduct legal settlement.......................................................       -           -           (2,187)           -
  Deduct nursing home revenues..................................................  (1,077)     (6,798)          (3,661)     (40,756)
  Deduct one-time revenue and other adjustments.................................       -      (1,806)               -       (1,806)
  Add back one-time refinancing expense.........................................       -           -                -            -
  Add back nursing home expenses................................................   1,096      19,677            5,118       56,862
  Add back provision for uncollectible mortgages, notes and
    accounts receivable.........................................................       -       5,219                -        8,898
  Add back write-off of deferred financing......................................       -           -            2,586            -
                                                                                ---------------------         ----------------------
Adjusted funds from operations..................................................$ 10,866    $ 11,186          $34,714     $ 30,058
                                                                                =====================         ======================

     *    Lower of basic or diluted FFO per share.

     The Company believes that Funds From Operations ("FFO") is an important supplemental measure of the Company's operating performance. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time, while real estate values instead have historically risen or fallen with market conditions. The term FFO was designed by the real estate industry to address this issue. The
Company calculates and reports FFO in accordance with the definition and interpretive guidelines issued by the National Association of Real Estate Investment Trust ("NAREIT"). The Company defines FFO as net income available to common stockholders, adjusted for the effects of asset dispositions and impairments and certain non-cash items, primarily depreciation and amortization. NAREIT's implementation guidance provides that impairment write-downs associated with previously depreciable operators' property should be added back to GAAP net income to calculate FFO. FFO herein is not necessarily comparable to FFO of other REITs that do not use the same definition or implementation guidelines or interpret the standards differently from the Company. Diluted FFO is adjusted for the assumed conversion of Series C preferred stock and the exercise of in-the-money stock options.

     Adjusted FFO is calculated as diluted FFO less revenues and expenses related to nursing home operations and one-time revenue items. The Company believes that adjusted FFO provides an enhanced measure of the operating performance of the Company's core portfolio as a REIT in view of the disposition of all but one of the Company's owned and operated assets.

     Neither FFO nor adjusted FFO represents cash generated from operating activities in accordance with GAAP, and therefore, should not be considered alternatives to net income as indications of operating performance or to net cash flow from operating activities, as determined by GAAP, as a measure of liquidity, and such measures are not necessarily indicative of cash available to fund cash needs or dividends. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO and adjusted FFO should be examined in conjunction with net income as presented elsewhere in this press release.

     Nursing  home   revenues  and  nursing  home   expenses  in  the  Company's
consolidated financial statements which relate to the Company's owned and operated assets are as follows:

                                       Three Months Ended     Nine Months Ended
                                          September 30,          September 30,
                                       ------------------     ------------------
                                        2003       2002        2003       2002
                                       ------------------     ------------------
                                           (Unaudited)            (Unaudited)
                                         (In thousands)         (In thousands)
Nursing home revenues (1)
  Medicaid............................. $  604    $ 3,908      $ 2,073  $24,899
  Medicare.............................    193      1,591          645    8,662
  Private & other......................    280      1,299          943    7,195
                                       ------------------     ------------------
    Total nursing home revenues (2)....  1,077      6,798        3,661   40,756
                                       ------------------     ------------------

Nursing home expenses
  Patient care expenses................    597      7,854        2,020   30,964
  Administration.......................    351      3,170        1,952   12,213
  Property & related...................     67      1,070          327    3,545
  Leasehold buyout expense.............      -      1,670          582    1,670
  Management fees......................     81        414          209    2,292
  Rent.................................      -        480           28    1,957
  Provision for uncollectible accounts.      -      5,019            -    4,221
                                       ------------------     ------------------
    Total nursing home expenses (2)....  1,096     19,677        5,118   56,862
                                       ------------------     ------------------
Nursing home revenues and expenses of
  owned and operated assets - net (2).. $  (19)   $     -      $(1,457) $    -
                                       ==================     ==================

     (1) Nursing home revenues from these owned and operated assets are recognized as services are provided.

     (2) Nursing home revenues and expenses of owned and operated assets for the three- and nine-months ended September 30, 2003 are shown on a net basis on the face of the Company's Consolidated Statements of Operations and are shown on a gross basis for the three- and nine-months ended September 30, 2002.

     The table below reconciles reported revenues and expenses to revenues and expenses excluding nursing home revenues and expenses of owned and operated assets. Nursing home revenues and expenses of owned and operated assets for the three- and nine-month periods ended September 30, 2003 are shown on a net basis on the face of the Company's Consolidated Statements of Operations and are shown on a gross basis for the three- and nine-month periods ended September 30, 2002. Since nursing home revenues are not included in reported revenues for the three- and nine-month periods ended September 30, 2003, no adjustment is necessary to exclude nursing home revenues.


                                       Three Months Ended     Nine Months Ended
                                          September 30,          September 30,
                                       ------------------     ------------------
                                        2003       2002        2003       2002
                                       ------------------     ------------------
                                           (Unaudited)            (Unaudited)
                                         (In thousands)         (In thousands)

Total revenues......................... $20,926   $30,882     $66,279  $109,210
Nursing home revenues of owned and
  operated assets......................       -     6,798           -    40,756
                                       ------------------     ------------------
  Revenues excluding nursing home
    revenues of owned and operated
    assets............................. $20,926   $24,084     $66,279  $ 68,454
                                       ==================     ==================

Total expenses......................... $17,333   $40,901     $51,210  $111,855
Nursing home expenses of owned and
  operated assets......................       -    19,677           -    56,862
Nursing home revenues and expenses of
  owned and operated assets - net......      19         -       1,457         -
                                       ------------------     ------------------
  Expenses excluding nursing home
    expenses of owned and operated
    assets............................. $17,314   $21,224     $49,753  $ 54,993
                                       ==================     ==================

     The assets and liabilities in our consolidated financial statements which relate to our owned and operated assets are as follows:

                                                  (Unaudited)
                                                 September 30,    December 31,
                                                     2003            2002
                                                 -----------------------------
                                                        (In thousands)
                           ASSETS
Cash .........................................    $   331         $   838
Accounts receivable-net.......................      1,997           7,491
Other current assets .........................        294           1,207
                                                 -----------------------------

   Total current assets (1)...................      2,622           9,536
                                                 -----------------------------

Investment in leasehold-net (1)...............          -             185

Land and buildings............................      5,295           5,571
Less accumulated depreciation.................       (643)           (675)
                                                 -----------------------------

Land and buildings-net........................      4,652           4,896
                                                 -----------------------------

Assets held for sale-net......................      2,091           2,324
                                                 -----------------------------

  Total assets................................    $ 9,365         $16,941
                                                 =============================

                   LIABILITIES
Accounts payable..............................    $    65         $   389
Other current liabilities.....................      3,514           4,223
                                                 -----------------------------

   Total current liabilities..................      3,579           4,612
                                                 -----------------------------

Total liabilities (1).........................    $ 3,579         $ 4,612
                                                 =============================

Operating assets and liabilities for owned
   properties-net (1).........................    $  (957)        $     -
                                                 =============================

(1) Operating assets and liabilities for owned properties as of September 30, 2003 are shown on a net basis on the face of our Consolidated Balance Sheet and are shown on a gross basis as of December 31, 2002.

     The  table  below   summarizes  the  Company's  number  of  properties  and
investment by category for the quarter ended September 30, 2003:

                                                                                                                 Assets
                                                                                                     Total        Held
                                           Purchase /    Mortgages      Owned &      Closed        Healthcare     for
          Facility Count                   Leaseback     Receivable    Operated     Facilities     Facilities     Sale       Total
------------------------------------------------------------------------------------------------------------------------------------
Balance at June 30, 2003...............        155           52              1          13            221            3         224
Properties closed......................          -            -              -           -              -            -           -
Properties sold/mortgages paid.........          -           (1)             -          (4)            (5)          (2)         (7)
Transition leasehold interest..........          -            -              -           -              -            -           -
Properties leased/mortgages placed.....          -            -              -           -              -            -           -
Properties transferred to
  purchase/leaseback...................          -            -              -           -              -            -           -
------------------------------------------------------------------------------------------------------------------------------------
Balance at September 30, 2003..........        155           51              1           9            216            1         217
====================================================================================================================================

         Investment ($000's)
---------------------------------------
Balance at June 30, 2003...............   $702,483     $120,912       $  5,295     $  8,070       $836,760     $  2,227    $838,987
Properties transferred to assets
  held for sale........................          -            -              -            -              -            -           -
Properties closed......................          -            -              -            -              -            -           -
Properties sold/mortgages paid.........          -          (73)             -       (1,902)        (1,975)        (136)     (2,111)
Transition leasehold interest..........          -            -              -            -              -            -           -
Properties leased/mortgages placed.....          -            -              -            -              -            -           -
Properties transferred to
  purchase/leaseback...................          -            -              -            -              -            -           -
Impairment on properties...............     (4,276)           -              -            -         (4,276)           -      (4,276)
Capex and other........................        155         (525)             -            -           (370)           -        (370)
------------------------------------------------------------------------------------------------------------------------------------
Balance at September 30, 2003..........   $698,362     $120,314       $  5,295     $  6,168       $830,139     $  2,091    $832,230
====================================================================================================================================